SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                          May 2, 2006 (April 26, 2006)
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                Date of Report (Date of earliest event reported)

                               Fedders Corporation
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             (Exact name of Registrant as specified in its charter)

           Delaware                     1-8831                 22-2572390

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 (State or other jurisdiction    (Commission File No.)       (IRS Employer
       of Incorporation)                                 Identification Number)


                              505 Martinsville Road
                      Liberty Corner, New Jersey 07938-0813

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          (Address of principal executive offices, including zip code)

                                 (908) 604-8686

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              (Registrant's telephone number, including area code)

                                 Not Applicable

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          (Former name or former address, if changed since last report)

[  ]  Written communications pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
      (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Failure to Satisfy a Continued Listing Rule or Standard.

         On April 26, 2006, Fedders Corporation (the "Company") notified the New York Stock Exchange that it was not in compliance with NYSE Corporate Governance Rule 303A.08 as a result of it having issued 200,000 shares of restricted common stock to certain officers of the Company in October 2005 and January 2006, which shares were not issued pursuant to an employee incentive plan and which issuances were not approved by the stockholders of the Company. The Shares are not vested and may not be transferred for five years from the date of issuance. The Company also notified the NYSE that it is seeking approval of these issuances by its stockholders at its 2006 annual meeting. The NYSE has informed the Company that approval of the issuances by the Company's shareholders would have the effect of restoring the Company's compliance with Rule 303A.08.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          FEDDERS CORPORATION

Dated: May 2, 2006
                                          By: /s/Kent E. Hansen
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                                              Name:  Kent E. Hansen
                                              Title: Executive Vice President